EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 253 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated June 30, 2023, which was filed as Exhibit (i) to Post-Effective Amendment No. 251.

/s/ Nicholas S. Di Lorenzo
Nicholas S. Di Lorenzo, Esq.

January 24, 2024

Boston, Massachusetts